                                                                    EXHIBIT 3.49

                                                                          [SEAL]

                            CERTIFICATE OF FORMATION

                                       OF

                          AWW ACQUISITION COMPANY, LLC

        This Certificate of Formation of AWW Acquisition Company, LLC (the "Company"), dated March 7, 2002, is being duly executed and filed by Laura Beny, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 DEL.C. Section 18-101, ET SEQ.).

        FIRST. The name of the limited liability company formed hereby is AWW Acquisition Company, LLC.

        SECOND. The address of the registered office of the Company in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                           /s/ Laura Beny
                                                           ---------------------
                                                           Laura Beny
                                                           Authorized Person